UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2020
(February 20, 2020)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) approved certain compensatory arrangements in which the Company’s named executive officers participate and also recommended that the full Board approve certain other compensatory plans and arrangements in which the Company’s named executive officers participate. On February 21, 2020, the full Board (or the independent directors, in the case of certain actions relating specifically to the Company’s Chairman, President and Chief Executive Officer) approved the Compensation Committee’s recommendations. The plans and arrangements that were approved at such meetings are described in more detail below.

Approval of 2020 Officer Annual Incentive Plan

The Board approved the Company’s 2020 Officer Annual Incentive Plan (the “Annual Incentive Plan”), which provides for a one-year performance period that began on January 1, 2020 and will end on December 31, 2020. Pursuant to the Annual Incentive Plan, the Company’s named executive officers are eligible to receive performance cash awards under the Company’s 2014 Performance Equity Plan (the “PEP”), if the Company achieves during 2020 (i) certain levels of Incentive Earnings Per Share (as defined below) and (ii) specified goals. Any awards must be approved by the Compensation Committee (and the independent directors, in the case of any award payable to the Company’s Chairman, President and Chief Executive Officer) and if earned will be paid on or before March 15, 2021.

Additional terms of the Annual Incentive Plan are as follows:

•
To ensure that any awards payable under the Annual Incentive Plan can be funded by the Company’s earnings, no awards will be made unless the Company achieves a threshold Incentive Earnings Per Share target.

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“Incentive Earnings Per Share” equals Company’s diluted earnings per share for the fiscal year ending December 31, 2020, as reported in the Company's Annual Report on Form 10-K, adjusted to exclude certain items that do not factor into ongoing earnings.

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Awards are payable at threshold, target and maximum levels for the Company’s named executive officers based upon a percentage of their respective December 31, 2020 base salaries. For the Company’s Chairman, President and Chief Executive Officer, award opportunities under the Annual Incentive Plan range from 57.5% to 230%. Award opportunities range from 37.5% to 150% for the Company’s Executive Vice President, and from 27.5% to 110% for the Senior Vice Presidents. Actual awards under the Annual Incentive Plan (if any) will be determined as follows:

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The overall award pool will be determined based on the Company’s actual Incentive Earnings Per Share during 2020. As noted above, if the Company does not achieve at least a threshold level of Incentive Earnings Per Share as specified in the Annual Incentive Plan, no awards will be paid to the named executive officers regardless of the Company’s achievement levels with respect to the other goals specified pursuant to the Annual Incentive Plan. This award pool (if any) will be allocated to individual named executive officers in accordance with the provisions of the Annual Incentive Plan (each named executive officer’s allocated amount of the award pool being his or her “Allocated Pool Amount”).

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The Compensation Committee will determine individual awards (if any) (each named executive officer’s individual award being his or her “Individual Award Amount”) based on achievement levels with respect to the corporate goals specified in the Annual Incentive Plan.

◦	Each named executive officer will receive the lesser of his or her (i) Allocated Pool Amount or (ii) Individual Award Amount.

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The Annual Incentive Plan provides for the payment of partial or pro rata awards in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the Annual Incentive Plan. In the event that the plan is modified (to reduce awards) following a change in control with respect to the Company, a minimum award is provided in certain instances.

Approval of 2020 Long-Term Incentive Plan

The Board also approved the Company’s 2020 Long-Term Incentive Plan (the “LTIP”), which provides for a three-year performance period that began on January 1, 2020 and will end on December 31, 2022 (the “LTIP Performance Period”). Pursuant to the LTIP, the Company’s named executive officers are eligible to receive (following the conclusion of the LTIP Performance

Period) performance share awards and time-vested restricted stock rights awards under the PEP. Any awards must be approved by the Compensation Committee (and the independent directors, in the case of any award payable to the Company’s Chairman, President and Chief Executive Officer). The total award opportunities available to the named executive officers under the LTIP are allocated as follows:

•
70% are allocated to performance share awards, which will be granted based on the Company’s level of attainment of an Earnings Growth Goal, a Relative TSR Goal and a funds from operations (“FFO”)/Debt Ratio Goal over the LTIP Performance Period; and

•
30% are allocated to time-vested restricted stock rights awards, which will be granted depending on the named executive officer’s position, as well as the discretion of the Compensation Committee, following the end of the LTIP Performance Period, subject to the named executive officer’s continuing employment on the date the time-vested restricted stock rights awards are granted. If granted, the time-vested stock rights would vest in the following manner: (i) 33% on March 7, 2024; (ii) 34% on March 7, 2025; and (iii) 33% on March 7, 2026.

Each named executive officer’s performance share award opportunity (at threshold, target and maximum levels) is based on his or her January 1, 2020 base salary. For the Company’s Chairman, President and Chief Executive Officer, the award opportunities for the performance share awards component of the LTIP range from 101.5% to 406%. For the Company’s Executive Vice President, the award opportunities for the performance share awards component of the LTIP range from 52.5% to 210%. For the Company’s Senior Vice Presidents, the award opportunities for the performance share awards component of the LTIP range from 29.75% to 119%.

The LTIP provides for the payment of partial or pro rata performance share awards based on the Company’s attainment of the performance goals during the LTIP Performance Period in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the LTIP. In addition, the LTIP provides for a full performance share award, based on the Company’s attainment of the performance goals during the LTIP Performance Period, to the Company’s current Executive Vice President, Corporate Development and Finance, regardless of his period of employment during the LTIP Performance Period, unless he is terminated for cause.

Award opportunities for the time-vested restricted stock rights component of the LTIP are 87% of base salary for the Chairman, President and Chief Executive Officer, 45% of base salary for the Executive Vice President, and 25.5% of base salary for the Senior Vice Presidents, respectively. In addition to the factors described above, the number of restricted stock rights actually granted to the named executive officers will depend on their base salary and the per share price of the Company’s common stock on the grant date, which is anticipated to be in early March 2023.

As noted above, the Company’s level of attainment (threshold, target or maximum) of each of the Earnings Growth Goal, the Relative TSR Goal and the FFO/Debt Ratio Goal over the LTIP Performance Period will determine each named executive officer’s actual performance share award. The Earnings Growth, the Relative TSR and the FFO/Debt Ratio Goals are defined and calculated in accordance with the 2020 LTIP and are substantially similar to the similar goals under the 2019 and prior long-term incentive plan awards.

Approval of Discretionary Award for Charles Eldred

The Compensation Committee also approved a Discretionary Award for the Executive Vice President, Corporate Development and Finance, Charles Eldred. Mr. Eldred will receive a single lump sum award of $229,905 which will be paid on or before December 31, 2020, provided that Mr. Eldred remains employed by the Company through December 15, 2020 or dies or becomes disabled before December 15, 2020. The award will be forfeited if Mr. Eldred’s employment ends prior to December 15, 2020 due to termination for cause or his voluntary termination.

Note Regarding Non-GAAP Financial Measures

Certain performance measures described above (including Incentive EPS under the Annual Incentive Plan and TSR, FFO/Debt and Earnings Per Share under the LTIP) are not financial measures determined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures have been established solely for purposes of measuring performance under the applicable plan or arrangement. Such measures (and any corresponding targets) have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company. Consistent with the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s past practice, the Company’s definitive proxy statements for future Annual Meetings of Stockholders will include detailed information about how such performance measures are calculated, as well as any required reconciliation(s) to corresponding GAAP financial measure(s).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: February 25, 2020	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)